SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 9, 1998



                             Stratus Properties Inc.
             (Exact name of registrant as specified in its charter)

              Delaware               0-19989               72-1211572
           (State or other         (Commission            (IRS Employer
           jurisdiction of         File Number)           Identification
           incorporation or                               Number)
           organization)


                         98 San Jacinto Blvd., Suite 220
                              Austin, Texas 78701
                     (address of principal executive offices)

       Registrant's telephone number, including area code: (512)478-5788



          Item 5.   Other Events.
               ------------------
          The following news release was made by Stratus Properties Inc. on September 9,1998:

        AUSTIN, TEXAS,  September 9,  1998  - Stratus  Properties  Inc. (NASDAQ:
        STRS) announced today that the Hays County District Court has ruled that the Water Quality Protection Zone (WQPZ) enabling legislation is constitutional. In addition, the court confirmed the validity of a WQPZ which includes approximately 550 acres of STRS' Circle C development properties. The WQPZ legislation provides for development of defined areas outside of municipalities if the development conforms to state-approved water quality standards. The WQPZ legislation prohibits adjoining municipalities, such as the City of Austin, from enforcing inconsistent land use or development ordinances and from annexing any portion of a WQPZ prior to certain events. It is anticipated that the City of Austin will appeal the Hays County decision. The primary issue in the anticipated appeal, the constitutionality of the WQPZ enabling legislation, is already currently pending before the Texas Supreme Court on appeal from a recent Travis County District Court ruling, which held that the WQPZ enabling legislation is unconstitutional.

             STRS is a diversified real estate company currently engaged in the development and marketing of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.




                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Stratus Properties Inc.

                                        By:   /s/ C. Donald Whitmire
                                             ----------------------------
                                                  C. Donald Whitmire
                                              Vice President-Controller
                                             (authorized signatory and
                                             Principal Accounting Officer)

          Date:  September 10, 1998